Exhibit 99.2

VOTING AGREEMENT

THIS VOTING AGREEMENT  (this "Agreement") is made as of November 24, 2010 by and between National Investment Managers Inc., a Florida corporation (the "Company"), and each of the  holders of Preferred and Common Stock of the Company (the "Consenting Holders") that has signed a counterpart of this Agreement on a signature page hereto.

RECITALS

WHEREAS, except where the context otherwise indicates, the capitalized terms used in this Agreement shall have the respective meanings set forth in Section 1 below;

WHEREAS, the Company is considering strategic alternatives for the recapitalization of the Company, including refinancing its debt, raising equity capital and/or a sale (the "Sale") of the Company to a third party;

WHEREAS, the Company believes that the purchase price that a potential buyer would be willing to pay for the Company in a Sale may be less than an amount sufficient to pay the full Liquidation Preferences of all Series of Preferred Stock plus an amount for the holders of the Common Stock;

WHEREAS, a Sale by means of a merger of the Company or a sale of substantially all of its assets would require the approval of  the holders of each Series of Preferred Stock voting as separate classes, as well as Preferred and Common Stock voting as a single class;

WHEREAS, the Company therefore believes that, in order to pursue a Sale as a potential Strategic Alternative, it is important for the Company to obtain advance assurance that, if an agreement for a Sale can be reached (a) shares of each series of Preferred Stock sufficient to approve such Sale will be voted in its favor and (b) sufficient Available Sale Proceeds will be allocated to the holders of the Common Stock to induce them to vote in favor of such Sale;

WHEREAS, the holders of 1,200,000 shares of Series A Preferred (the "Settling A Holders") have agreed, in the Settlement and Voting Agreement attached hereto as Exhibit 1, to vote in favor of a Sale that would encompass the terms of an Approved Sale; and

WHEREAS, the Company is hereby requesting other holders of Preferred Stock and Common Stock to likewise agree in advance to vote their shares of Preferred and Common Stock in favor of an Approved Sale.

NOW, THEREFORE, in consideration of the agreements of the parties herein, and other good and valuable consideration, the parties hereto agree as follows:

Exhibit 99.2

SECTION 1.  Definitions

As used herein, the following terms have the following meanings.

1.1  "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person, is a director or officer of such Person, or, with respect to an individual, is a spouse, lineal ancestor or descendant of such Person.  For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting stock, by contract or otherwise.

1.2.  "Approved Sale" means a purchase by a third-party of all or substantially all of the Company's business and assets for cash consideration, by means of merger, sale of stock or assets, or a combination thereof, pursuant to an agreement or agreements that provide for Available Sale Proceeds of not less than $8 million that will be distributed, to the extent sufficient therefor, as follows:

(a)  First, the holders of the Series A Preferred will receive its Stated Value of $.50 per share (the "Series A Consideration"); and

(b)  Second, the holders of the Common Stock will receive 12% of the Available Sale Proceeds remaining after payment of the Series A Consideration; and the 88% balance of such remaining Available Sale Proceeds (the "Junior Preferred Consideration"), to the extent sufficient therefor, shall be distributed to the holders of the Junior Preferred Stock..

(c)  The Junior Preferred Consideration shall be distributed among the respective Series of Junior Preferred Stock as follows:

(i) 25.77% to the holders of the Series B Preferred;
(ii) 28.83 % to the Holders of the Series C Preferred;
(iii) 26.49% to the holders of the Series D Preferred; and
(iv) 18.91% to the holder of the Series E Preferred.

Within each such Series, the distribution shall be ratable in accordance with the number of shares of such Series held by each holder thereof.  Solely for purposes of this paragraph (c), the Settling C Holders shall be deemed to own the C Settlement Shares in addition to the Series C Preferred shares actually owned by them.  The foregoing percentages in this paragraph (c) were based on a relative weighting of the stated values and accrued dividends attributable to each Series of Junior Preferred Stock, as illustrated in Exhibit 2 hereto.

Exhibit 99.2

An illustration of the allocation of Available Sale Proceeds under various scenarios is attached hereto as Exhibit 3.

1.3.  "Available Sale Proceeds" means the aggregate net proceeds from an Approved Sale available for distribution or payment to the Company's shareholders after payment of outstanding debt and other liabilities that are not assumed by the Buyer in the case of a sale of assets or that are required to be paid out of the merger consideration in the case of a merger, including payment of the Note.

1.4  "Certificate of Designation" means, with respect to any Series of Preferred Stock, the Certificate of Designation of Preferences, Rights and Limitations, or, in the case of the Series A, the Articles of Amendment to the Articles of Incorporation, that set(s) forth the rights and preferences of such Series of Preferred Stock.

1.5  "C Settlement Shares" means 83,333 shares of Series C Preferred (having $499,998 of aggregate Stated Value but without any rights to accrued and unpaid dividends) that are deemed to be owned by the Settling C Holders only for purposes of allocating the Junior Preferred Priority Amount pursuant to Section 1.2(b)(1).

1.6  "Common Stock" means the common stock, $.001 per share, of the Company.

1.7  "Junior Preferred Consideration" is defined in Section 1.2.

1.8  "Junior Preferred Stock" means the Series B, C, D and E Preferred.

1.9  "Lawsuit" means the lawsuit filed by the Settling C Holders against the Company in 2010 in the Supreme Court of the State of New York, County of New York (Index No. 650494/2010.

1.10  "Liquidation Preference" means, with respect to any Series of Preferred Stock, the amount per share that the Certificate of Designation for such Series provides the holders of such Series will be entitled to receive upon any liquidation, dissolution or winding-up of the Company before any payment shall be made to the holders of any Common Stock or other securities stated to be junior to such Series.

1.11  "Note" means the $440,000 subordinated promissory note of the Company issued to a Settling A Holder in settlement of the lawsuit referred to in Exhibit 1 hereto.

1.12  "Person" means an individual, partnership, corporation, limited liability company, limited partnership, joint stock company, trust, unincorporated association, joint venture, or any other entity.

1.13  "Preferred Stock" means, collectively, the following Series of Preferred Stock of the Company:

(a)  the Series A 12% Cumulative Convertible Preferred Stock (the "Series A Preferred"), of which 2,420,000 shares are outstanding at the date hereof, having (i) a Stated Value of $.50 per share and (ii) a Liquidation Preference equal to two times the Stated Value Per Share plus declared and unpaid dividends;

Exhibit 99.2

(b)  the Series B Cumulative Convertible Preferred Stock of the Company (the "Series B Preferred"), of which 3,615,000 shares are outstanding at the date hereof, having  (i) a Stated Value of  $1.00 per share and (ii) a Liquidation Preference equal to two times the original purchase price per share plus any accrued and unpaid dividends thereon;

(c)  the Series C Cumulative Convertible Preferred Stock (the "Series C Preferred"), of which 633,334 shares are outstanding at the date hereof, having (i) a Stated Value of $6.00 per share and (ii) a Liquidation Preference equal to two times the original purchase price per share plus any accrued and unpaid dividends thereon;

(d)  the Series D Cumulative Convertible Preferred Stock (the "Series D Preferred"), of which 400,987 shares are outstanding at the date hereof, having  (i) a Stated Value of  $10.00 per share and (ii) a Liquidation Preference equal to two times the original purchase price per share plus any accrued and unpaid dividends thereon; and

(e)  29,350 shares of Series E 12% Cumulative Convertible Preferred Stock (the "Series E Preferred"), of which 29,350 shares are outstanding at the date hereof, having (i) a Stated Value of  $100.00 per share and (ii) a Liquidation Preference equal to two times the original purchase price per share plus any accrued and unpaid dividends thereon.

1.14  "Released Parties" means the Company and its officers, directors, employees, attorneys, successors, predecessors, agents, subsidiaries, representatives, heirs, assigns, administrators, executors, or any other Affiliate of the Company.

1.15  "Releasing Parties" means the Settling C Holders, individually and collectively, on its behalf and on behalf of their respective attorneys, successors, predecessors, agents, subsidiaries, representatives, heirs, assigns, administrators, executors, or any other Person or entity Affiliated with either of the Settling C Holders.

1.16  "Sale Payment" means the payment of the Available Sale Proceeds to the holders of Preferred and Common Stock in an Approved Sale.

1.17  "Settling C Holders" shall mean CCM Master Qualified Fund Ltd. and CCM SPV II LLC, which together own 583,334 shares of Series C Preferred.

1.18  "Stated Value" means, with respect to any Series of Preferred Stock, the amount set forth in the Certificate of Designation for such Series as the Stated Value of a share.

Exhibit 99.2

SECTION 2.  Voting Agreement

2.1.  Each Consenting Holder agrees (a) to vote the Preferred and Common Stock owned by it in favor of an Approved Sale at any meeting of shareholders of the Company called for the purpose of voting on such Approved Sale, (b) if so requested by the Company, (i) to execute and deliver to the Person(s) designated by the Company a proxy, in a form provided by the Company, to vote such shares in favor of such Approved Sale at such meeting and/or (ii) to execute and deliver to the Company a written consent, in a form provided by the Company, to the adoption of a resolution or resolutions of, or other action by, shareholders of the Company approving such Approved Sale and related matters and (c) not to revoke or modify any such proxy or written consent except as requested by the Company.  Such agreement to vote, or execute and deliver a proxy or consent, as the case may be, shall apply to any action to be taken by shareholders of the Company with respect to such Approved Sale, including, but not limited to, (i) any vote of any Series of Preferred Stock as a separate class and any vote of the Preferred and Common Stock as a single class, (ii) any vote on a proposed amendment of the Company's Articles of Incorporation or the Certificate of Designation for a Series of Preferred Stock aligning the rights of such Series with the consideration provided to the holders of such Series in an Approved Sale and (iii) any vote on a proposed dissolution of the Company following an Approved Sale that takes the form of a sale of assets.  Notwithstanding the foregoing, the agreements in this Section 2.1 shall only apply to an Approved Sale approved by the Board of Directors of the Company , and each Consenting Holder agrees to vote its shares of Preferred Stock against, not give a proxy or consent in favor of, or tender such shares in connection with, any Sale not recommended to shareholders of the Company by the Board of Directors of the Company.

2.2.  Each Consenting Holder represents and warrants that it has full legal power and authority to vote the shares of Preferred and Common Stock listed as being owned by it on the signature pages of this Agreement and does not, and none of its/his Affiliates nor any funds managed by it or any such Affiliate does, own or have the power to vote any other shares of Preferred Stock or Common Stock of the Company.  Each Consenting Holder agrees that its obligations under this Section 2, including the voting obligations, shall apply to any shares of Common Stock owned by it at the date hereof and to any additional shares of Preferred Stock or Common Stock that it or any such fund or Affiliate acquires or become entitles to vote after the date hereof.

2.3  Each Consenting Holder agrees not to sell or otherwise transfer any of its shares of Preferred Stock or Common Stock unless the buyer or other transferee contemporaneously executes and delivers to the Company an instrument satisfactory to the Company by which such buyer or other transferee agrees to be bound by, observe and perform all of the provisions and obligations of a Consenting Holder contained in this Agreement.

2.4.  Each Consenting Holder agrees that its rights in connection with a consummated Approved Sale will be limited to the right to receive the consideration provided for the holders of the Preferred and Common Stock in an Approved Sale, waives any claims to payments in respect of accrued and unpaid dividends or Liquidation Preference related to their shares of Preferred Stock and consents to the issuance of the Note referred to in Exhibit 1 hereto.

2.5.  The obligations of the Consenting Holders under this Section 2 shall expire on March 31, 2011.

Exhibit 99.2

SECTION 3.  Settlement with Settling C Holders

3.1.  The Settling C Holders hereby accept the incremental dollar amount allocated to the Settling C Shares in the formula set forth in Section 1.2(c) of this Agreement as complete and final settlement, satisfaction, compromise and release of any and all claims against the Company, including all claims that were or could have been asserted in the Lawsuit.  Subject to the Sale Payment being made and effective as of the date of the Sale Payment, each of the Releasing Parties hereby irrevocably and unconditionally releases, acquits and forever discharges the Released Parties from any claims of any nature whatsoever, past or present, pending or not pending, known or unknown, foreseen or unforeseen, which such Releasing Party now has, owns, or holds or claims to have, own or hold or which at anytime prior to the date of the Sale Payment has owned or held or has claimed to have had, owned or held against any of the Released Parties.

3.2.  Promptly after the date of the Sale Payment, the Settling C Holders shall dismiss, with prejudice, all claims and causes of action against the Company in the Lawsuit.  Prior to the date fixed for closing an Approved Sale, the Settling C Holders shall deliver signed motion papers and other documents sufficient to effectuate such dismissal to a third party reasonably acceptable to the Company, with irrevocable instructions to cause them to be filed with the court in which the Lawsuit is pending as soon as practicable after the Sale Payment is made.

3.3.  Nothing in the Agreement shall be deemed to be or be construed to be an admission of liability by the parties and any such liability is expressly denied.

3.4.  Nothing in this Section shall be construed to release the Company or Consenting Holders from their obligations under this Agreement.

3.5.  Notwithstanding the above, the Settling C Holders assert that the penalties as alleged in the Lawsuit and as delineated in the Settling C Holders’ Complaint continue to accrue up to and including the Sale, and thereafter, in the event that a Sale is not consummated.

3.6.  The obligations of the Settling C Holders under this Section 3 shall expire on March 31, 2011 if no Sale occurs by that date and the Settling C Holders shall be free to prosecute their lawsuit in that event, including, but not limited to, the accrued penalties as described in the Lawsuit up to that date and thereafter.

SECTION 4.  General

4.1.  This Agreement reflects the entire agreement of the parties on the matters set forth herein and supersedes all prior negotiations, understandings, and agreements between or among the parties.  This agreement may only be modified or changed by a writing duly executed by the parties and may not be orally modified, changed or altered in any way.

4.2.  This Agreement shall in all respects be interpreted, enforced and governed under the laws of the State of Ohio.

Exhibit 99.2

4.3.  All notices and other communications required or permitted by this Agreement shall be in writing and will be effective, and any applicable time period shall commence, when (a) delivered to the following address by hand or by a nationally recognized overnight courier service (costs prepaid) addressed to the following address or (b) transmitted electronically to the following facsimile numbers or e-mail addresses, in each case marked to the attention of the Person (by name or title) designated below (or to such other address, facsimile number, e-mail address, or Person as a party may designate by notice to the other parties):

The Company:	National Investment Managers, Inc.
485 Metro Place South, Suite 275
Dublin, OH 43017
Attention: Steven Ross
E-mail address: sross@nivm.com

with a copy to:	Dinsmore & Shohl LLP
255 E. Fifth Street, Suite 1900
Cincinnati, Ohio 45202
Attention: Kim Martin Lewis, Esq.
Fax no. (513) 977-8141
Email address: kim.lewis@dinslaw.com

Consenting Holders:	The respective names and addresses set forth in the stockholder lists maintained by the Company.

4.4.  This Agreement may be executed in counterparts with the same force and effect as if a single original had been executed by all of the parties hereto.  This Agreement constitutes a separate agreement between the Company and each Consenting Holder who has executed this Agreement and is enforceable against each such Consenting Holder irrespective of whether any other holder of Preferred or Common Stock has executed this Agreement.

[Signature Pages to Follow]

Exhibit 99.2

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date set forth above.

NATIONAL INVESTMENT MANAGERS INC.

By:	/s/ Steven J. Ross	Dated: November 24, 2010
Name: Steven J. Ross
Title: Chief Executive Officer

Exhibit 99.2

[Signatures of Consenting Shareholders]

Exhibit 99.2

EXHIBIT 1

Settlement and Voting Agreement

Exhibit 99.2

EXHIBIT 2

Junior Preferred Original Investment (Stated Value):
Preferred Series B	$3,615,000	25.17%
Preferred Series C †	$3,800,004	26.46%
Preferred Series D	$4,009,870	27.92%
Preferred Series E	$2,935,000	20.44%
	14,359,874	100.00%

Junior Preferred Accrued Dividends (as of December 31, 2010):
Preferred Series B	$2,288,673
Preferred Series C	$2,305,336
Preferred Series D	$2,058,284
Preferred Series E	$1,396,783
	8,049,076

Preferred Series B	25.77%
Preferred Series C (including Stated Value of C Settlement Shares)	28.83%
Preferred Series D	26.49%
Preferred Series E	18.91%
	100.00%

† = Does not include $500,000 in Stated Value in C Settlement Shares

Exhibit 99.2

EXHIBIT 3

FOR ILLUSTRATIVE PURPOSES ONLY.  NOT INDICATIVE OF ANY OFFERS OR RANGE OF OFFERS.

Available Sale Proceeds	$10,000,000	$12,000,000	$14,000,000	$16,000,000

Preferred Series A Stated Value
Total $	$1,210,000	$1,210,000	$1,210,000	$1,210,000
Per Series A Share	$0.50	$0.50	$0.50	$0.50
Per Common Stock Equivalent[1]	$0.50	$0.50	$0.50	$0.50

Net Available for Distribution	$8,790,000	$10,790,000	$12,790,000	$14,790,000

Common Allocation (12%)	$1,054,800	$1,294,800	$1,534,800	$1,774,800
Per Common Share[2]	$0.025	$0.031	$0.037	$0.043
Junior Preferred Allocation (88%)	$7,735,200	$9,495,200	$11,255,200	$13,015,200

Junior Preferred Priority Amount (allocated per Exhibit 3)
Series B: Total $	$1,993,361	$2,446,913	$2,900,465	$3,354,017
Per Series B Share	$0.55	$0.68	$0.80	$0.93
Per Common Stock Equivalent[1]	$0.28	$0.34	$0.40	$0.46
Series C: Total $	$2,230,058	$2,737,466	$3,244,874	$3,752,282
Per Series C Share[3]	$3.11	$3.82	$4.53	$5.24
Per Common Stock Equivalent[1]	$0.26	$0.32	$0.38	$0.44
Series D: Total $	$2,049,054	$2,515,278	$2,981,502	$3,447,726
Per Series D Share	$5.11	$6.27	$7.44	$8.60
Per Common Stock Equivalent[1]	$0.26	$0.31	$0.37	$0.43
Series E: Total $	$1,462,726	$1,795,542	$2,128,358	$2,461,174
Per Series E Share	$49,84	$61.18	$72.52	$83.86
Per Common Stock Equivalent[1]	$0.25	$0.31	$0.36	$0.42

	$7,735,200	$9,495,200	$11,255,200	$13,015,200

1 = Each Preferred Stock is convertible into Common Stock at its Stated Value divided by $0.50
2 = There were 41,476,929 Common shares outstanding at 9/30/10
3 = Includes Preferred C Settlement Shares